UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 31, 2005  (January 25, 2005)

Date of report  (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Cash Bonus Plan for 2005

On January 25, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) adopted performance goals to be used to determine cash bonuses for 2005 under the Hexcel Corporation Management Incentive Compensation Plan (“MICP”) for all MICP participants.  The financial performance goals are based on the attainment of certain levels of consolidated EBITDA, business unit EBITDA and consolidated operating cash flow.

Each of our five most highly compensated executive officers (“Named Executive Officers” or “NEOs”) have an aggregate target cash bonus opportunity equal to a certain percentage of his base salary.  Such percentage is 100% for our Chairman, Chief Executive Officer and President; 55% for each of our Executive Vice President and Chief Financial Officer and our Senior Vice President, General Counsel and Secretary; and 50% for the President of each of our Composites and Reinforcements global business units.  Actual awards can range from zero to 200% of the target opportunity. The aggregate cash bonus award  (1) for our Chief Executive Officer is based on attainment of consolidated EBITDA (64%), consolidated operating cash flow (16%) and individual performance objectives (20%), (2) for our Chief Financial Officer and our Senior Vice President and General Counsel, is based on attainment of consolidated EBITDA (56%), consolidated operating cash flow (14%) and individual performance objectives (30%), and (3) for the Presidents of our Composites and Reinforcements business units, is based on attainment of consolidated EBITDA (34%), business unit EBITDA (22%), consolidated operating cash flow (14%) and individual performance objectives (30%).

Cash Awards to NEOs with respect to 2004

On January 25, 2005, the Compensation Committee approved cash awards for 2004 for each of our NEOs in accordance with the design of the cash bonus plan for 2004.    The cash bonus awards that were approved are as follows: David E. Berges, Chairman, Chief Executive Officer and President - $1,330,704; Stephen C. Forsyth, Executive Vice President and Chief Financial Officer - $356,012; Ira J. Krakower, Senior Vice President, General Counsel and Secretary - $283,701; William Hunt, President of Composites Global Business Unit - $282,266; and Joseph S. Shaulson, President of Reinforcements Global Business Unit - $247,439.

Perquisites Allowance for Chief Executive Officer

On January 25, 2004, the Compensation Committee changed the amount of the perquisites allowance for David E. Berges, our Chairman, Chief Executive Officer and President, to $37,000 per annum.  Such amount is available to Mr. Berges for expenses related to a variety of items such as automobile expenses, financial planning and club dues.

Consent to Credit Agreement

On January 7, 2005, Hexcel Corporation and its lenders entered into a consent under its senior credit facility to permit an offering of $225 million of senior subordinated notes. A copy of the consent is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Purchase Agreement for Senior Subordinated Notes

On January 27, 2005, Hexcel Corporation entered into a purchase agreement with Goldman Sachs & Co. as the representative of  initial  purchasers of new notes we will issue .  Under the purchase agreement, Hexcel and Goldman Sachs & Co. agreed that on February 1, 2005 the purchasers would purchase from Hexcel $225 principal amount of 6.75% senior subordinated notes due 2015 for an aggregate purchase price of $220,218,750, reflecting the initial purchasers’ aggregate discount of 2.125%. The closing of the transaction is subject to customary conditions.  A copy of the purchase agreement is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Affiliates of Goldman, Sachs & Co. own capital stock in Hexcel Corporation which carries with it approximately 24.6% of the total voting power in Hexcel.  Certain affiliates of Goldman, Sachs & Co. have entered into a number of agreements with Hexcel, including an amended and restated governance agreement and a registration rights agreement.  For a complete description of the existing relationships between affiliates of Goldman, Sachs & Co. and Hexcel Corporation, see the final prospectus filed by Hexcel with the SEC on December 15, 2004.

Section 8 – Other Events

Item 8.01 Other Events

On January 26, 2005, Hexcel issued a press release announcing that it intended to issue $200.0 million of senior subordinated notes that will mature in 2015.  On January 27, 2005, Hexcel issued a press release announcing that entered into an agreement to issue $225.0 million of its 6.75% senior subordinated notes due 2015.  Each of these press releases is filed as an exhibit to this Current Report and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1

Consent, dated January 27, 2005, under Credit and Guaranty Agreement dated as of March 19, 2003, by and among Hexcel Corporation, Hexcel Composites Limited, Hexcel Composites GmbH & Co. KG, Hexcel Composites GMBH, the Guarantors named therein, the lenders from time to time a party thereto, Fleet Capital Corporation, as Administrative Agent and as Fronting Bank, Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, as Fronting Bank and Issuing Bank, Fleet National Bank, as Issuing Bank and Fleet Securities, Inc., as Lead Arranger.

99.2	Purchase Agreement, dated January 27, 2005, between Hexcel Corporation and Goldman, Sachs & Co. as representative of the several purchasers named in Schedule I thereto.

99.3	Press Release dated January 26, 2005.

99.4	Press Release dated January 27, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

January 31, 2005

/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President

Exhibit Index

Exhibit No.	Description

99.1

Consent under Credit and Guaranty Agreement dated as of March 19, 2003, by and among Hexcel Corporation, Hexcel Composites Limited, Hexcel Composites GmbH & Co. KG, Hexcel Composites GMBH, the Guarantors named therein, the lenders from time to time a party thereto, Fleet Capital Corporation, as Administrative Agent and as Fronting Bank, Fleet National Bank, London U.K. branch, trading as FleetBoston Financial, as Fronting Bank and Issuing Bank, Fleet National Bank, as Issuing Bank and Fleet Securities, Inc., as Lead Arranger.

99.2	Purchase Agreement, dated January 27, 2005, between Hexcel Corporation and Goldman, Sachs & Co. as representative of the several purchasers named in Schedule I thereto.

99.3	Press Release dated January 26, 2005.

99.4	Press Release dated January 27, 2005.